                                                                   EXHIBIT 99.11

                  CONSENT OF PERSON NAMED TO BECOME AN OFFICER

     I hereby consent to the use of my name and any references to me as a person nominated to become an officer of the successor to Reliant Energy, Incorporated, a Texas corporation, and of Reliant Energy Regco, Inc., a Texas corporation (the "Company"), in the Registration Statement of the Company on Form S-4, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.


Dated: September 13, 2001

                                             /s/ SCOTT E. ROZZELL
                                             -------------------------------
                                             Scott E. Rozzell